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                                                                   EXHIBIT 10.50

                          AGREEMENT AND GENERAL RELEASE

          Manufacturers' Services Ltd., 300 Baker Avenue, Concord, Massachusetts 01742, and its affiliates, subsidiaries, divisions, successors and assigns (collectively referred to throughout this Agreement as "Employer"), and Kevin Melia, ("Employee") agree that:

          1. TERMINATION DATE. The parties consider Employee's separation of employment to be in accordance with Section 5.4 of Employee's Employment Agreement dated as of January 2, 2002 ("Employment Agreement"). Employee's termination date shall be January 2, 2003 (the "Termination Date").

          a. Employee will be paid all accrued and unused vacation as of the Termination Date, in the first paycheck following the Termination Date.

          b. Employee's participation in Employer's short and long term disability insurance plans will terminate on the Termination Date.

          c.   Employee shall receive a 401(k) match for 2002.

          2. CONSIDERATION. In exchange for Employee's agreement to the terms of this Agreement and General Release ("Agreement"), Employer shall do the following:

          a. Employer shall, in accordance with Section 5.4(a) of the Employment Agreement, pay base salary continuation and Target Bonus to Employee for a twelve (12) month period following the Termination Date, less legally required and voluntarily-authorized deductions, for a total sum of One Million Fifty Thousand Dollars and No Cents ($1,050,000.00). This amount will begin to be paid in accordance with Employer's payroll practices and procedures following the Effective Date of this Agreement and shall terminate in the event of any material breach by Employee of Sections 6.1, 6.2 and 7 of the Employment Agreement.

          b. The Employee shall be eligible for a bonus for the 2002 fiscal year in the amount of One Hundred Seventy Five Thousand Dollars and No Cents ($175,000.00) in accordance with the terms of the Employer's Cash Incentive Compensation Plan

          c. In the event that a "Change in Control" occurs on or before January 2, 2003, the Employee may elect to receive those payments specified in Section 6 of the Change in Control Agreement between the Employer and Employee dated October 19, 2000 in lieu of the payments specified in

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               Section 2(a) of this Agreement. In the event of such election, all other terms and conditions of this Agreement shall remain in full force and effect. For purposes of this provision, the definition of "Change in Control" set forth in Section 15.8 of the Change in Control Agreement shall govern.

          d. If Employee elects to continue medical and dental coverage under Employer's medical and dental plans in accordance with the continuation requirements of COBRA, Employer will, in accordance with Section 5.4 (b) of the Employment Agreement, pay for the associated COBRA costs through June 30, 2004. For the subsequent six (6) month period, Employer will reimburse Employee for costs associated with Employee's family health, dental and vision insurance for substantially similar coverage as was provided to Employee under COBRA in an amount not to exceed $2,000 per month. To initiate COBRA, Employee must return the COBRA communication that will be forwarded, by The Stanton Group, to Employee's home address.

          e. The Employer affirms that all restrictions set forth in the Amended and Restated Stockholder's Agreement dated June 22, 2000 regarding the Employee's sale of Company stock have lapsed. Employee's current Company stock options which have not yet vested as of the Termination Date, shall become vested on the Termination Date.

          f. Employee shall have twelve (12) months from the Termination Date to exercise all vested options.

          g. The Employer agrees to transfer to the employee ownership of the laptop computer and printer that the Employee has been using excluding licensed software which the Employer is not authorized to transfer to the Employee. For tax withholding purposes, the agreed fair market value of such equipment is $500.

          h. Until January 2, 2004, to further ease Employee's transition, the Employer agrees to provide office space and limited administrative services to Employee for his use.

          i. In the event of Employee's death, all payments and other benefits due to the Employee under the terms of this Agreement shall be transferred to his estate.

          3. NO CONSIDERATION ABSENT EXECUTION OF THIS AGREEMENT. Employee understands and agrees that Employee would not receive all of the monies and/or benefits specified in paragraph "2" above, except for Employee's execution of this Agreement and General Release and the fulfillment of the promises contained herein.

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          4.   REVIEW PERIOD. Employee has until twenty-one days from date of delivery to consider this Agreement. Employee is advised to consult with an attorney of Employee's choosing prior to executing this Agreement.

          5. REVOCATION. Employee may revoke this Agreement for a period of seven (7) days following the day Employee executes this Agreement. Any revocation within this period must be submitted, in writing, to Alan Cormier and state, "I hereby revoke my acceptance of our Agreement and General Release." The revocation must be personally delivered to Alan Cormier or his designee, or mailed to:

               Alan Cormier
               Vice President and General Counsel
               Manufacturers' Services Ltd
               300 Baker Ave Suite 106
               Concord, MA 01742

If Employee mails a revocation, it must be postmarked within seven (7) days of execution of this Agreement. This Agreement shall not become effective or enforceable until the revocation period has expired (the "Effective Date"). If the last day of the revocation period is a Saturday, Sunday, or legal holiday in Massachusetts, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday.

          6. GENERAL RELEASE OF CLAIMS. In consideration of the provisions set forth in this Section 6 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employee knowingly and voluntarily, unconditionally and irrevocably releases, remises and forever discharges the Employer, its parent corporation, affiliates, subsidiaries, divisions, successors and assigns and the current, former and future employees, attorneys, officers, directors and agents thereof (collectively referred to as "Releasees"), of and from any and all actions or causes of action, suits, claims, complaints, cross-claims, motions, counterclaims, charges, dues, costs, expenses, obligations, contracts, liabilities, accounts, covenants, agreements, promises, debts, damages, judgments, rights and demands, of any nature whatsoever, whether existing or contingent, known or unknown, in law and in equity, which Employee has or may have against Releasees as of the date of execution of this Agreement, including, but not limited to any alleged violation of:

     -    The National Labor Relations Act, as amended;

     -    Title VII of the Civil Rights Act of 1964, as amended;

     - Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

     -    The Employee Retirement Income Security Act of 1974, as amended;

     -    The Immigration Reform Control Act, as amended;

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     -    The Americans with Disabilities Act of 1990, as amended;

     -    The Age Discrimination in Employment Act of 1967, as amended;

     -    The Fair Labor Standards Act, as amended;

     -    The Occupational Safety and Health Act, as amended;

     -    The Massachusetts Law Against Discrimination, G.L. c. 151B;

     -    The Massachusetts Wage and Hour Laws, G.L. c. 151;

     -    The Massachusetts Civil Rights Act, G.L. c. 93;

     -    The Massachusetts Privacy Statute, G.L. c. 214, Section 1B;

     - The Massachusetts Wage Payment Statute, G.L. c. 149, Section 148 et seq.;

     -    The Massachusetts Sexual Harassment Statute, G.L. c. 214 Section 1C;

     -    The Massachusetts Consumer Protection Act, G.L. c. 93A;

     -    The Massachusetts Civil Rights Act, G.L. c. 12, Section 11;

     -    The Massachusetts Equal Rights Act, G.L. c. 93;

     -    Equal Pay Law for Massachusetts, as amended;

     - Any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

     -    Any public policy, contract, tort, or common law; or

     - Any allegation for costs, fees, or other expenses including attorneys' fees incurred in these matters.

          This release is intended by the Employee to be all encompassing and to act as a full and total release of any claims that the Employee may have or has had against the Releasees from the beginning of the world up to and including the date of this Agreement, except for any claims for breach of this Agreement.

          In consideration of the provisions set forth in this Section 6 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employer unconditionally and irrevocably releases, remises and forever discharges the Employee from any and all actions or causes of action, suits, claims, complaints, cross-claims, motions, counterclaims, charges, dues, costs, expenses, obligations, contracts, liabilities, accounts, covenants, agreements, promises, debts, damages, judgments, rights and demands, of any nature whatsoever, whether existing or contingent, known or unknown, in law and in equity, including, but not limited to: (i) any and all claims which arise out of or in connection with Employee's employment with, change in employment status with, and/or termination of employment from the Employer; and (ii) any and all claims arising out of or in connection with the Employee's status as an officer or

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     employee of the Employer. This release is intended by the Employer to be all encompassing and to act as a full and total release of any claims that the Employer may have or has had against Employee, as an officer and employee, from the beginning of the world up to and including the date of this Agreement, provided, however, that Employee is not in any way released as: (i) to the matter of In Re Initial Public Offering Securities
     Litigation: Don Stearne on behalf of himself and all others similarly situated vs. Manufacturers' Services, Ltd; Kevin Melia, Robert Donahue, Bank of America Securities LLC and et al, docket number 01 CV11000SAS, which is currently pending in the United States District Court for the Southern District of New York and in which Employee is individually named as a defendant; (ii) to any claims for indemnity, contribution or similar relief against the Employee that arise out of claims, cross-claims or counterclaims asserted against the Employer by a third party, (ii) to any claim(s) of gross negligence, fraud, dishonesty or intentional acts, omissions or misconduct, or (iii) to any claim for breach of this Agreement. Nothing contained in this Agreement shall be deemed to affect in any manner any rights to indemnification or contribution to which Employee may be entitled to under the Employer's charter, bylaws, policies or otherwise under law.

          7. AFFIRMATIONS. The Parties each affirm that they have not filed, caused to be filed, or presently is a party to any claim, complaint, or action against the other Party in any forum or form. Employee further affirms that Employee has been paid and has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which Employee may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to Employee, except as provided in this Agreement. Employee furthermore affirms that Employee has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act.

          8. CONFIDENTIALITY. Employee agrees not to disclose any information regarding the existence or substance of this Agreement, except to an attorney and/or tax advisor with whom Employee chooses to consult regarding Employee's consideration of this Agreement.

          9. COOPERATION. Employee shall cooperate fully with Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of Employer which relate to events or occurrences that transpired while Employee was employed by Employer. Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of Employer. During and after Employee's employment, Employee shall also cooperate fully with Employer in connection with any investigation or review by any federal, state or local regulatory authority as any such investigation relates to events or occurrences that transpired while Employee was employed with Employer. Employee further agrees to execute and deliver to Employer any security and other agreements, instructions, statements, certificates, replacement option grants, or other documents, and take any and all such other actions that relate to matters that were within the scope of

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Employee's authority while an employee or officer of Employer, as may be requested by Employer, to effect, confirm or further assure or protect Employer's interests provided, however, that nothing herein shall be interpreted so as to limit, in any way, Employee's rights as a stockholder of the Employer. Employer will reimburse Employee for all documented out-of-pocket expenses necessarily incurred as a result of such cooperation, including travel, lodging and meals. The consideration to be paid in accordance with this Agreement shall terminate in the event of Employee's failure to cooperate as required under this paragraph.

          Nothing herein shall prohibit or bar either party from providing truthful testimony in any legal proceeding or in communicating with any governmental agency or representative or from making any truthful disclosure required, authorized or permitted under law; provided, however, that in providing such testimony or making such disclosures or communications, both parties will use their best efforts to ensure that this Section is complied with to the maximum extent possible.

          10. NO EFFECT. Nothing in this Agreement shall discontinue, modify or affect in any way Employee's right to any indemnification, reimbursement, insurance coverage, subrogation or contribution to which Employee may otherwise be entitled under the Employer's Director and Officer Liability Insurance Policy, the Employer's charter, bylaws, policies and practices, or otherwise under applicable law.

          11. NO FUTURE APPLICATION FOR EMPLOYMENT. Employee shall not apply in the future for employment with Employer.

          12. GOVERNING LAW AND INTERPRETATION. This Agreement shall be governed and conformed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions. In the event Employee breaches any provision of this Agreement, Employee and Employer affirm that either may institute an action to specifically enforce any term or terms of this Agreement. Venue for all such actions will be in the state or federal courts of the Commonwealth of Massachusetts. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

          13. NON-ADMISSION OF WRONGDOING. Employee agrees that neither this Agreement nor the furnishing of the consideration for this Release shall be deemed or construed at anytime for any purpose as an admission by Employer of any liability or unlawful conduct of any kind. Employee further agrees that he will not disparage Employer by stating, suggesting, implying, doing or saying anything that could in any way be harmful to the business interests or good will of Employer.

          Employer agrees that neither this Agreement nor the furnishing of the consideration for this Release shall be deemed or construed at any time for any purpose as an admission by Employee of any liability or unlawful conduct of any kind. Employer further

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agrees that it will cause authorized Employer spokespersons and executive officers in the course of performance of their duties for the Employer, not to disparage Employee by stating, suggesting, implying, doing or saying anything that could in any way be harmful to the business or personal interests of Employee.

          14. AMENDMENT. This Agreement may not be modified, altered or changed except upon express written consent of both Parties wherein specific reference is made to this Agreement.

          15. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties, except the Non-Competition Agreement. Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with Employee's decision to sign this Agreement, except for those set forth in this Agreement.

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          EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN ADVISED IN WRITING THAT
EMPLOYEE HAS AT LEAST TWENTY-ONE (21) DAYS TO CONSIDER THIS AGREEMENT AND GENERAL RELEASE AND IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND GENERAL RELEASE.

          HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE CONSIDERATION SET FORTH IN PARAGRAPH "2" ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST EMPLOYER.

          IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily-executed this Agreement and General Release as of the dates set forth below:

EMPLOYEE                                      MANUFACTURERS' SERVICES LTD.


/s/ Kevin Melia                               By: /s/ Alan Cormier
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Kevin Melia                                           Alan Cormier
                                                      Vice President and General
                                                      Counsel

    12/18/02                                       12/18/02
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Date                                          Date

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